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                               EXHIBIT 12(a)

              CHEMICAL BANKING CORPORATION and Subsidiaries

             Computation of ratio of earnings to fixed charges
             -------------------------------------------------
                        (in millions, except ratios)


                                                     Three Months Ended
                                                        March 31, 1995

                                                      -----------------
    -
    EXCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Income before Income Taxes and Effect of
      Accounting Change                                         $   660
                                                                -------

    Fixed charges:
      Interest expense                                              659
      One third of rents, net of income from subleases (a)           23
                                                                -------
    Total fixed charges                                             682
                                                                -------

    Less:  Equity in undistributed income of affiliates             (56)
                                                                -------

    Earnings before taxes, fixed charges and effect of
      accounting change, excluding capitalized interest         $ 1,286
                                                                =======

    Fixed charges, as above                                     $   682
                                                                =======

    Ratio of earnings to fixed charges                             1.89
                                                                =======

    INCLUDING INTEREST ON DEPOSITS
    ------------------------------
    Fixed charges, as above                                     $   682

    Add:  Interest on deposits                                      851
                                                                -------
    Total fixed charges and interest on deposits                $ 1,533
                                                                =======

    Earnings before taxes, fixed charges
      and effect of accounting change, excluding
      capitalized interest, as above                            $ 1,286

    Add:  Interest on deposits                                      851
                                                                -------

    Total earnings before taxes, fixed charges,
      effect of accounting change and
      interest on deposits                                      $ 2,137
                                                                =======


    Ratio of earnings to fixed charges                             1.39
                                                                =======

    (a)  The proportion deemed representative of the interest factor.
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